UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

ASSURANCEAMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-06334	87-0281240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

RiverEdge One, Suite 600 5500 Interstate North Parkway Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 925-0200 x 6259

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation

On March 11, 2013, the Company filed with the Nevada Secretary of State a Certificate of Change Pursuant to NRS 78.209 to its Amended and Restated Articles of Incorporation (the “Articles”) whereas: (i) the number of authorized shares changed from 120,000,000 shares to 12, 000; and (ii) the Certificate of Change also effects a reverse stock split whereby each 10,000 shares of Common stock issued and outstanding as of the effective date and time of the reverse stock split is converted into one (1) share of Common Stock.

On March 14, 2013, the Company filed with the Nevada Secretary of State a Certificate of Change Pursuant to NRS 78.209 to its Amended and Restated Articles of Incorporation (the “Articles”) whereas: (i) the number of authorized shares changed from 12,000 shares to 120, 000,000; and (ii) the Certificate of Change also effects a forward stock split whereby each Common Stock (including each fractional share) outstanding as of the effective date and time of the forward stock split is converted into a number of shares of Common Stock equal to (i) such share of Common Stock (or such fractional share) outstanding as of the effective date and time of the forward stock split multiplied by (ii) 10,000.

Item 8.01	Other Events

On March 11, 2013, the Company filed with the Nevada Secretary of State a Certificate of Change to its Amended and Restated Articles of Incorporation (the “Articles”) which: (i) effects a reverse stock split of the Common Stock, whereby each 10,000 shares of Common Stock outstanding as of the effective date of the reverse stock split was converted into one whole share of Common Stock; (ii) provides that, in lieu of issuing any fractional shares to stockholders owning fewer than 10,000 pre-reverse stock split shares of Common Stock (“Discontinued Stockholders”), the Discontinued Stockholders will be entitled to receive a cash payment (the “Cash-Out Price”) equal to $0.04 for each pre-reverse stock split share of Common Stock owned by them; and (iii) decreases the number of authorized shares of Common Stock from 120,000,000 to 12,000 (the “Reverse Stock Split”). The Reverse Stock Split became effective on March 11, 2013 and, as of such date, Discontinued Stockholders have no further interest in the Company, are no longer stockholders of the Company and are entitled to receive only the Cash-Out Price of $0.04 multiplied by the number of pre-Reverse Stock Split shares of Common Stock owned by them.

On March 14, 2013, the Company filed with the Nevada Secretary of State a Certificate of Change to its Articles which: (a) effects a forward stock split for those stockholders who held at least one whole post-Reverse Stock Split share of Common Stock (the “Continuing Stockholders”) by converting all post-Reverse Stock Split shares held by such stockholders (including fractional shares) to a number of shares of Common Stock equal to such number of post-Reverse Stock Split shares multiplied by 10,000; and (b) increases the number of authorized shares of Common Stock from 12,000 to 120,000,000 (the “Forward Stock Split”). The Forward Stock Split became effective on March 14, 2013 and, as of such date, Continuing Stockholders hold the same number of shares of Common Stock immediately after the Forward Stock Split as they held immediately prior to the Reverse Stock Split. No fractional shares were issuable as a result of the Forward Stock Split.

Immediately prior to the Reverse Stock Split, there were 66,253,389 shares of Common Stock outstanding, held by 768 record holders. Based on the information available to the Company as of the date hereof, as a result of the Reverse Stock Split: (1) the number of record holders of the Common Stock was reduced to 57; (2) an aggregate of 403,269 pre-Reverse Stock Split shares were cashed out; and (3) the total cash payable in lieu of fractional shares is $16,130. The Company has not completed its estimate of the number of beneficial owners to be cashed out but based on the information available to the Company as of the date hereof, the Company expects the beneficial owners to be reduced from 494 to approximately 90; the shares held by such beneficial owners to be reduced by 2,767,032 shares with the cash payment in lieu of such shares to be $110,681.

The Company will file a Form 15 with the SEC to terminate the registration of the Common Stock under Section 12(g) of the Exchange Act and to suspend its reporting obligations under Section 15(d) of the Exchange Act. Upon the filing of the Form 15, the Company’s obligation to file periodic reports under the Exchange Act will be immediately suspended. Deregistration of the Common Stock will be effective 90 days after filing of the Form 15. Upon deregistration of the Common Stock, the Company’s obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated.

Item 9.01	Exhibits

Exhibit No.	Description

99.1	Certificate of Change dated March 11, 2013

99.2	Certificate of Change dated March 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2013	ASSURANCEAMERICA CORPORATION

	By:	/s/ Mark H. Hain
Mark H. Hain, EVP, SEC and General Counsel